UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

(Rule 14a-101)

INFORMATION REQUIRED IN PROXY STATEMENT

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

(Amendment No.    )

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Filed by a Party other than the Registrant  ☒

Check the appropriate box:

☐	Preliminary Proxy Statement

☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

☐	Definitive Proxy Statement

☒	Definitive Additional Materials

☐	Soliciting Material Under Rule 14a-12

New York City REIT, Inc.

(Name of Registrant as Specified in Its Charter)

Comrit Investments 1, LP

Comrit Investments Ltd.

I.B.I. Investment House Ltd

Ziv Sapir

Sharon Stern

Erez Shacham

(Name of Persons(s) Filing Proxy Statement, if Other Than the Registrant)

Payment of Filing Fee (Check the appropriate box):

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☐	Fee paid previously with preliminary materials.

☐	Fee computed on table in exhibit required by Item 25(b) per Exchange Act Rules 14a-6(i)(1) and 0-11.

Comrit Investments 1, LP, together with the other participants named herein (collectively, “Comrit”), has filed a definitive proxy statement and accompanying WHITE proxy card with the Securities and Exchange Commission (the “SEC”) to be used to solicit votes for the election of a highly qualified independent director nominee at the 2022 annual meeting of stockholders of New York City REIT, Inc., a Maryland corporation (the “Company”).

On May 17, 2022, Comrit issued the following press release.

ISS Recommends New York City REIT Stockholders Vote for Sharon Stern on the WHITE Proxy Card

Leading Independent Proxy Advisory Firm Supports the Addition of Comrit’s Highly Qualified Nominee Sharon Stern to NYC REIT’s Board

Report Notes the Company’s “TSR Underperformance, Discount to NAV, and Governance Flaws Confirm That the Dissident has Made a Compelling Case for Change”

Comrit Urges Stockholders to Vote on the WHITE Proxy Card to Elect Ms. Stern and Help Restore Independence and Accountability in the Boardroom

NEW YORK & TEL AVIV, Israel—(BUSINESS WIRE)—Comrit Investments 1, LP (together with its affiliates, “Comrit” or “we”), a long-term stockholder of New York City REIT, Inc. (NYSE: NYC) (“NYC REIT” or the “Company”), today announced that Institutional Shareholder Services Inc. (“ISS”), a leading independent proxy advisory firm, has recommended the Company’s stockholders vote on the WHITE proxy card to elect Comrit’s independent nominee, Sharon Stern.

In its full report, ISS affirmed the case for boardroom change at NYC REIT and agreed with Comrit’s concerns regarding sustained underperformance and poor corporate governance under the current Board1:

•	“In consideration of the company’s TSR underperformance, persistent discount to NAV, unratified poison pill, and questions about director independence, the dissident has made a case for change.”

•

“As an externally-managed REIT, the company does not provide sufficient disclosure on the compensation paid to its executives by the external manager to enable shareholders to make an informed decision about the manager’s pay practices.”

•	“NYC shares meaningfully unperformed the peer median and benchmark index from the date of the public listing to the announcement of the dissident’s campaign.”

•

“While NYC’s poor operational and share price performance are evident, the most important factor in this campaign is the company’s governance, which has several features that are unfriendly to shareholders.”

•

“In consideration of the slow-hand poison pill that has never been ratified by shareholders, classified board, interconnections among directors, and overlapping roles for Weil as CEO of both NYC and AR Global, the dissident has raised valid concerns about the board’s willingness to objectively evaluate the performance of its external manager and to act in the best interest of shareholders.”

•

“Dissident nominee Stern appears to have relevant real estate and public board experience and, perhaps most importantly, she is independent of the company and its external advisor AR Global […] having at least one fully independent director on the board appears to be a good first step.”

Ziv Sapir, Comrit’s Managing Partner, commented:

“Comrit is very pleased that ISS has recognized the urgent need for change in NYC REIT’s boardroom by recommending stockholders vote on the WHITE proxy card given the Company’s abysmal stockholder returns and poor corporate governance. Stockholders have suffered for too long at the hands of a conflicted Board and management team that have historically prioritized the interests of the Company’s advisor over

[1]	Permission to quote ISS was neither sought nor obtained. Emphases added.

those of stockholders, including through the approval of an onerous advisory agreement that provides for excessive advisor compensation. We firmly believe the best path to preserving and maximizing stockholder value at NYC REIT is by electing our independent nominee, Sharon Stern, who possesses the right objectivity, public REIT board experience, real estate sector expertise and governance acumen to effectively oversee the Company and help deliver long-term value for all stockholders.”

Stockholders can learn more at www.RebuildNYCREIT.com.

***

VOTE THE WHITE PROXY CARD TO ELECT INDEPENDENT, HIGHLY QUALIFIED NOMINEE SHARON STERN.

CONTACT INFO@SARATOGAPROXY.COM WITH ANY QUESTIONS REGARDING HOW TO VOTE.

***

About Comrit Investments

Comrit Investments 1, LP is an investment partnership that invests in income generating real estate through public non-traded real estate investment trusts. Founded in 2015 and based in Tel Aviv, Washington D.C. and New York City, Comrit is sponsored by I.B.I. Investment House Ltd. (TLV: IBI), an Israel-based market leader in alternative fund offerings. Comrit’s management team collectively has 30 years of experience investing across the U.S. real estate market.

CERTAIN INFORMATION CONCERNING THE PARTICIPANTS

Comrit, together with the other participants named below, has filed a definitive proxy statement and accompanying WHITE proxy card with the Securities and Exchange Commission (“SEC”) to be used to solicit votes for the election of a highly qualified director nominee at the 2022 annual meeting of stockholders of New York City REIT, Inc. (the “Company”).

COMRIT STRONGLY ADVISES ALL STOCKHOLDERS OF THE COMPANY TO READ THE PROXY STATEMENT, AND OTHER PROXY MATERIALS AS THEY BECOME AVAILABLE, BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION. SUCH PROXY MATERIALS ARE AND WILL BE AVAILABLE AT NO CHARGE ON THE SEC’S WEB SITE AT HTTP://WWW.SEC.GOV. IN ADDITION, THE PARTICIPANTS IN THIS PROXY SOLICITATION WILL PROVIDE COPIES OF THE PROXY STATEMENT WITHOUT CHARGE, UPON REQUEST. REQUESTS FOR COPIES SHOULD BE DIRECTED TO THE PARTICIPANTS’ PROXY SOLICITOR.

The participants in the proxy solicitation are Comrit, Comrit Investments Ltd., I.B.I. Investment House Ltd., Ziv Sapir, Sharon Stern and Erez Shacham.

As of the date hereof, Comrit beneficially owns 267,520 shares of Class A Common Stock, par value $0.01 per share, of the Company (the “Class A Common Stock”). Comrit Investments Ltd., as the general partner of Comrit, may be deemed the beneficial owner of the 267,520 shares of Class A Common Stock owned by Comrit. I.B.I. Investment House Ltd, as the majority owner of Comrit Investments Ltd., may be deemed the beneficial owner of the 267,520 shares of Class A Common Stock owned by Comrit. Ziv

Sapir, as the Managing Partner and CEO of Comrit, and as the CEO and minority owner of Comrit Investments Ltd., may be deemed the beneficial owner of the 267,520 shares of Class A Common Stock owned by Comrit. As of the date hereof, Ms. Stern does not own any securities of the Company. As of the date hereof, Mr. Shacham beneficially owns 86 shares of Class A Common Stock.

Contacts

For Investors:

Saratoga Proxy Consulting LLC

John Ferguson / Joe Mills, 212-257-1311

jferguson@saratogaproxy.com / jmills@saratogaproxy.com

For Media:

Longacre Square Partners

Charlotte Kiaie / Bela Kirpalani, 646-386-0091

ckiaie@longacresquare.com / bkirpalani@longacresquare.com